Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Escalade, Incorporated (the “Company”) on Form 10-Q for the period ending October 6, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Deborah Meinert, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15 (d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Deborah Meinert

Vice President and Chief Financial Officer

(On behalf of the registrant and in her

capacities as Principal Financial Officer

and Principal Accounting Officer)

November 16, 2012